EXHIBIT 10.11


     AGREEMENT  dated  August  20,  2001,  by  and  between  MEDICAL   RESOURCES
MANAGEMENT, INC. ("MRM"), EMERGENT GROUP, INC. ("Emergent"), TAHOE CARSON MANAGEMENT CONSULTING ("Tahoe") and ALLEN BONNIFIELD ("Bonnifield").

     WHEREAS, Tahoe and MRM are parties to a consulting agreement dated January 10, 2000 (the "January 10 Agreement"); and

     WHEREAS, on or about July 6, 2001, MRM merged with a subsidiary of Emergent (the "Merger") pursuant to an agreement whereby each shareholder of MRM received ..37 shares of Emergent common stock; and

     WHEREAS, it is the desire of the parties to enter into a new agreement in light of the Merger, and to terminate all future obligations pursuant to the January 10 Agreement as of the date hereof.

     The parties hereby agree as follows:

1. Except as expressly provided herein, the January 10 Agreement is hereby terminated and none of the parties thereto shall have any rights or obligations thereunder from this day onward.

2. Commencing on September 1, 2001 and ending on January 9, 2003, MRM agrees to pay Tahoe $6,000 per month.

3. Emergent agrees to grant Tahoe options to purchase 150,000 shares of Emergent common stock at a price of $0.20 per share. Such options shall be exercisable beginning on January 9, 2003 and all unexercised options shall expire on July 31, 2004.

4. MRM shall be entitled to terminate the monthly payments pursuant to paragraph 2 above prior to January 9, 2003, under the circumstances set forth in
Section 1.3.3 and Section 1.3.4 of the January 10 Agreement, or upon Bonnifield's death.

5. Except as otherwise provided in this Agreement, all notices, requests, demands, and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         If to MRM or Emergent:

                  Medical Resources Management, Inc.
                  932 Grand Central Avenue
                  Glendale, California 91201
                  Attn:  Mark Waldron

         with a copy to:

                  Heller, Horowitz & Feit, P.C.
                  292 Madison Avenue
                  New York, New York 10017
                  Attn:  Martin Stein, Esq.

         If to Bonnifield or Tahoe Carson Management Consulting:

         Notices shall be deemed received at the earliest of actual receipt, confirmed facsimile or three (3) days following mailing.

         6. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter contained herein and supercedes all prior agreements, representations, and understandings of the parties, whether oral or written, regarding the subject matter of this agreement. In addition, Bonnifield and Tahoe acknowledge that MRM, Emergent, Daniel Yun and Mark Waldron have not made any representations or promises to them and that they have not relied on any representations or promises other than those set forth in this agreement. Specifically, Tahoe and Bonnifield disclaim the existence of, and any reliance by them upon, any representations regarding any compensation by or equity interest in any entity in which Daniel Yun or Mark Waldron are principals, or in which they may become principals in the future, except as may be set forth expressly in this agreement.

         7. This Agreement may not be amended, supplemented, canceled, or discharged except by written instrument executed by the parties hereto.

         8. All waivers hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision of this Agreement by any other party shall be deemed a waiver of any other contemporaneous, preceding, or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

         9. In the event that any provision of this Agreement shall be unenforceable or inoperative as a matter of law, the remaining portions or provisions shall remain in full force and effect.

         10. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same Agreement.

         11. Except where otherwise indicated, this Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflict of law provisions.

                       MEDICAL RESOURCES MANAGEMENT, INC.

                             By /s/ Mark W. Waldron


                       EMERGENT GROUP, INC.

                             By /s/ Mark W. Waldron


                      TAHOE CARSON MANAGEMENT CONSULTING


                            By /s/ Allen Bonnifield



                              /s/ Allen Bonnifield
                                  Allen Bonnifield

                         SETTLEMENT AND GENERAL RELEASE


THIS SETTLEMENT AND GENERAL RELEASE ("Release") is made as of December _,
2002 by and between ALLEN BONNIFIELD and TAHOE CARSON MANAGEMENT CONSULTING (collectively "BONNIFIELD") and EMERGENT GROUP INC., MEDICAL RESOURCES MANAGEMENT, INC. and PHYSIOLOGIC REPS (collectively the "COMPANY") with reference to the following:

RECITALS

A. BONNIFIELD and COMPANY, are parties to a certain Agreement dated August 20, 2001 (the "August Agreement"), which in turn replaced the agreement dated January 10, 2000 (the "January Agreement");

B. Certain disputes have arisen concerning the August Agreement;

C. In order to resolve all claims involving the August Agreement between BONNIFIELD and COMPANY the parties hereto have entered into this Release in order to resolve their respective disputes and in order to avoid the costs and uncertainties associated with litigation.

                                     RELEASE

         Now, therefore, the Parties agree as follows:

         1. The provisions and recitals above are hereby incorporated by reference and made a part of this Release Agreement.

         2. Subject to and conditioned upon COMPANY's: 1) payment of a total of $35,000, which shall be payable i) $10,000 on or before December 18, 2002; ii) $12,500 on or before March 31, 2003; and iii) $12,500 on or before June 30, 2003; AND 2) the issuing of 150,000 options to purchase Emergent Group Inc. common stock at an exercise price of $0.01, which shall expire December 12, 2012 and for other valuable consideration, receipt of which is hereby acknowledged, BONNIFIELD on behalf of its officers, directors, attorneys, accountants, successors, assigns and partners, releases and forever discharges COMPANY and its affiliated companies, respective subsidiaries, successors-in-interest, transferees, assigns, officers, directors, employees, managers, attorneys, accountants, agents, and servants, and each of them, in all capacities, including individually from any and all actions, liabilities, liens, debts, damages, claims, suits, judgments, executions and demands of every kind, nature and description relating in any way to the August Agreement and January Agreement or any other claim asserted by BONNIFIELD against COMPANY, including, but not limited to, tort claims, contract claims and claims based on common counts.

         3. BONNIFIELD hereto acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California that provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

BONNIFIELD waives and relinquishes any right or benefit which it has or may have under section 1542 of the Civil Code of the State of California or any similar provision of the statutory or non-statutory law of any other jurisdiction except for the exception set forth in the first sentence of paragraph 2 above. In connection with such waiver and relinquishment, BONNIFIELD acknowledges that it is aware that it or its attorneys or agents may hereafter discover facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Release or any other party hereto, but that it is BONNIFIELD'S intention hereby to fully, finally and forever settle and release all of the claims, disputes and differences, known or unknown, suspected or unsuspected which now exist or may exist hereafter between or among the parties except for the exception set forth in the first sentence of paragraph 2 above. This Release shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any such additional or different facts.

         4. BONNIFIELD warrants and represents to the COMPANY that it is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and that it has not heretofore voluntarily or involuntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.

         5. BONNIFIELD hereto agrees not to sue the COMPANY or in any way assist any other person or entity in suing the COMPANY with respect to any claim released hereunder. This Release may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against any action, suit, or other proceeding that may be instituted, prosecuted, or attempted in breach of the release contained herein except for the exception set forth in paragraph 2 above.

         6. Nothing contained herein shall be construed as an admission by anyone of any liability of any kind.

         7. Each party hereto acknowledges to the other that it has been represented by independent legal counsel of its own choice throughout all the negotiations which proceeded the execution of this Release and that it has executed this Release after receiving the advice of such independent legal counsel, and without reliance upon any promise or representation of any person or persons acting for or on behalf of the other party except as expressly set forth in this Release. Each party further acknowledges that it or its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Release prior to the execution of this Release. Counsel for all parties have read and approved the language of this Release.

         8. This Release shall be governed by and interpreted according to the laws of the State of California.

         9. The language of this Release shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

         10. This Release may be executed in counterparts which, taken together, shall constitute one and the same agreement and shall be effective as of the date first written above.

         11. This Release constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, written or oral. This Release may not be altered or amended except by an instrument in writing executed by all the parties hereto.

         12. If either party hereto institutes a judicial or arbitration proceeding against the other party hereto in connection with any dispute or matter arising under this Release or found to be released hereby, the prevailing parties shall be entitled to recover any of its attorneys fees, accounting costs and other costs reasonably related to litigation or arbitration, in such amount as may be determined in the sole discretion in the court or arbitrator(s) having jurisdiction over such action.

         13. The undersigned hereby certify that they have read this entire Release and fully understand it.

                       TAHOE CARSON MANAGEMENT CONSULTING

                                        BY:/ D. Dorman, Trustee

                                             DATE: 12/13/02

                                         /s/ Allen Bonnifield

                                             DATE: 12/13/02

                                             EMERGENT GROUP INC.,
                                             MEDICAL RESOURCES MANAGEMENT, INC.,
                                             PHYSIOLOGIC REPS ("COMPANY")

                                     BY: /s/ Mark W. Waldron

                                             DATE: 12/16/02